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                                                                   EXHIBIT 10(E)

                            BANKBOSTON CORPORATION
                             AND ITS SUBSIDIARIES

                   PERFORMANCE RECOGNITION OPPORTUNITY PLAN

  (as amended and restated effective February 24, 1997 and as further amended through June 9, 1998)


1. Purpose. The purpose of the BankBoston Corporation and its Subsidiaries Performance Recognition Opportunity Plan (the "Plan") described herein is to establish a corporate-wide umbrella incentive/bonus plan for all non-base salary compensation plans and awards and to reward exempt-level employees of BankBoston Corporation (the "Company") and Participating Subsidiaries for job performance during the year.

2.   Definitions.   Except where the context otherwise indicates, as used
herein:

     2.1. BKB means BankBoston, N.A., a national banking association.
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     2.2. Board of Directors or Board shall mean the Board of Directors of the
          ---------------------------
Company.

     2.3. Change in Control shall be deemed to have occurred if the conditions
          -----------------
set forth in any one of the following paragraphs shall have been satisfied:

          (I)   There is an acquisition of control of the Company as defined in
                Section 2(a)(2) of the Bank Holding Company Act of 1956, or any similar successor provision, as in effect at the time of the acquisition; or

          (II) Continuing Directors constitute two-thirds or less of the membership of the Board, whether as the result of a proxy contest or for any other reason or reasons; or

          (III) Any Person is or becomes the beneficial owner (as that term is defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities; or

          (IV) There is consummated a merger or consolidation (or similar transaction) of the Company or any direct or indirect subsidiary of the Company with any other company, other than (i) a merger or consolidation (or similar transaction) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) directly or

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               indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation and which would result in those persons who are Continuing Directors immediately prior to such merger or consolidation constituting more than two-thirds (2/3) of the membership of the Board or the board of such surviving or parent entity immediately after, or subsequently at any time as contemplated by or as a result of, such merger or consolidation (or similar transaction) or (ii) a merger or consolidation effected to implement a recapitalization or restructuring of the Company or any of its subsidiaries (or similar transaction) in which no Person acquired twenty-five percent (25%) or more the combined voting power of the Company's then outstanding securities; or

          (V) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity in which the holders of the voting securities (entitled to vote generally for the election of directors) of the Company immediately prior to such sale of disposition continue to own proportionally and beneficially directly or indirectly sixty percent (60%) or more of the combined voting power of the voting securities (entitled to vote generally for the election of directors) of such entity outstanding immediately after such sale or disposition and which would result in those persons who are Continuing Directors immediately prior to such sale or disposition constituting more than two-thirds (2/3) of the membership of the Board or the board of such entity immediately after, or subsequently at any time as contemplated by or as a result of such sale or disposition.

     2.4. Office of Chief Executive Officer ("OCEO") shall mean the Chairman,
          ------------------------------------------
President and any Vice Chairman of the Company and any other officer designated by the Chairman or President from time to time as being a member of the OCEO. The OCEO may act through such one or more of its members as the Chairman or President may designate.

     2.5. Committee means the Compensation Committee of the Board of Directors.
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     2.6. Company shall mean BankBoston Corporation and (except in determining
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whether or not any Change in Control of the Company has occurred in connection with such succession) any successor to its business and/or assets which assumes or agrees to continue this Plan, by operation of law or otherwise.

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     2.7.  Comparable Banking Institutions are those companies designated on a
           -------------------------------
schedule captioned "Table of Comparable Banking Institutions" as adopted by the Committee as part of the Guidelines.

     2.8.  Continuing Director shall mean any director (i) who has continuously
           -------------------
been a member of the Board of Directors of the Company since not later than the date (1) the Company enters into any agreement, the consummation of which would result in the occurrence of a Change in Control, (2) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control, or (3) any Person becomes the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act, as amended), directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities (entitled to vote generally for the election of directors), or (ii) who is a successor of a director described in clause (i), if such successor (and any intervening successor) shall have recommended or elected to succeed a Continuing Director by a majority of the then Continuing Directors.

     2.9.  Eligible Employee means, for a Performance Year, for Category III
           -----------------
plans and awards, any exempt-level employee of the Company, BKB or any of the Participating Subsidiaries who is determined to be eligible under the Plan by the OCEO.

     2.10. Guidelines means the general guidelines for interpreting and
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administering the Plan as approved from time to time by the Board of Directors, the Committee, the OCEO, or Human Resources as the case may be.

     2.11. Human Resources means the Human Resources function of BKB.
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     2.12. Participating Subsidiary means a corporation or other entity in which
           ------------------------
the Company owns, directly or indirectly or has the power to vote or cause to be voted, stock or other ownership interests

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representing more than 50 percent of the total combined voting power and which has been approved for participation in the Plan by the OCEO.

     2.13.  Performance Year means a fiscal year of the Company while the Plan
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is in effect.

     2.14. Person shall have the meaning given in Section 3(a)(9) of the
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Securities Exchange Act, as modified and used in Sections 13(d) and 14(d)
thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to a registered offering of such securities in accordance with an agreement with the Company, or (iv) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

     2.15. Pool Allocation Determination  means the criteria by which the OCEO
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allocates amounts in the PRO Pool to the business or administrative groups of
Participating Subsidiaries.

     2.16. PRO Pool means the pool established for a Performance Year pursuant
           --------
to 5.3.2.

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3.   Administration
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     3.1.  Authority to-Interpret the Plan and Adopt Policy.  The Plan shall be
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administered by Human Resources. The OCEO shall have the power to interpret the
Plan and adopt and amend rules and regulations thereto. Interpretations of the OCEO, including, but not limited to the severability of any and all of the provisions hereof shall be final, conclusive and binding on all Eligible Employees and any person claiming under or through any Eligible Employee.

     3.2.  Approvals by the Board of Directors and the Committee.  Any matter
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under the Plan which requires adoption or approval by the Board of Directors shall generally be submitted to the Board of Directors after the approval of the Committee. Recommendations concerning any such matters shall generally be made
to the Committee by the OCEO.   Any matter under the Plan which requires
adoption or approval by the Committee shall generally be submitted to the Committee after the approval of the OCEO upon the recommendation of Human Resources.

4.   Categories of Non-base -Salary Compensation Plans and Awards.
     ------------------------------------------------------------

     4.1.  Category I.  Includes hiring bonuses, instant awards, and special
           ----------
short-term sales performance programs and contests.

     4.2.  Category II.  Includes plans of fee based businesses, and formula
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bonuses for sales and other revenue producing positions.  For inclusion in this category, plans must establish performance goals, must be reviewed prior to the beginning of a Performance Year to determine appropriateness in light of strategic plan goals, and must be reviewed quarterly against established goals prior to pay out. These plans will be reviewed by the appropriate business executive and Human Resources prior to implementation and approved by the OCEO.

     4.3.  Category III. Includes incentive/bonus plans funded by the PRO Pool
           ------------
and includes annual performance awards.

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5.   Funding Mechanisms for each Category.
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      5.1. Category I.   The plans under this Category will be funded by
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budgets proposed annually by the appropriate business executive and approved by the OCEO.

      5.2. Category II.  The plans under this Category will be funded based
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upon the performance  of each business unit covered and approved by the OCEO.

      5.3. Category III. The plans and awards under this Category will be funded
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through the PRO Pool as determined in Sections 5.3.1 through 5.3.5.

           5.3.1.  Procedures Relating to Determination of the PRO Pool.  The
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following shall be adopted as part of the Guidelines:

           (a) The OCEO, upon recommendation of Human Resources, shall adopt and recommend to the Compensation Committee the appropriate business targets and performance measures to be used to determine the PRO Pool for a Performance Year, and

           (b) The Committee shall adopt the Table of Comparable Banking Institutions.


In general these items shall be adopted during or before the first quarter of the Performance Year and may be changed by the Committee during the Performance Year.

           5.3.2.  Determination of the PRO Pool.  The PRO Pool available for a
                   -----------------------------
Performance Year shall be determined by Human Resources and approved by the OCEO, giving due regard to the accomplishment of the business targets and performance measures determined under 5.3.1(a) and the Company's performance in relation to Comparable Banking Institutions.

           5.3.3.  Responsibilities of Finance. As soon as practicable after the
                   ---------------------------
close of a Performance Year, the Finance Group of BKB will provide Human Resources with an assessment of the Company's performance relative to the business targets and performance measures determined under Section 5.3.1(a). The Finance Group will also provide Human Resources with pertinent financial

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information (which may include calculations of earnings per share and return on equity and information on capital adequacy, asset quality and market perception) for the latest fiscal year for the Company and for each of the banking institutions listed on the Table of Comparable Bank Institutions in effect. Calculations and information with respect to Comparable Banking Institutions will be based upon published financial data of such Comparable Banking Institutions giving consideration to the appropriate treatment of unusual or nonrecurring items of income or expense in making performance comparisons under the Plan.

          5.3.4. Responsibilities of Human Resources, the OCEO and the
                 -----------------------------------------------------
Committee. After receiving the information and calculations referred to in
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5.3.3., Human Resources will compare the Company's  performance relative to the achievement of the business targets and performance measures determined under
Section 5.3.1(a), and taking into account the Company's performance relative to the Comparable Banking Institutions, as well as competitive bonus data from market surveys, will determine the amount of PRO Pool for the Performance Year. Human Resources will then present to the OCEO for their approval the recommended amount of the PRO Pool, together with comparisons of the Company's performance relative to Comparable Banking Institutions and the Company's achievement of the business targets and performance measures under Section 5.3.1(a).

          5.3.5. Allocation of the PRO Pool.  The PRO Pool shall be allocated
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to the business and administrative groups of the Participating Subsidiaries pursuant to the OCEO's Pool Allocation Determination. Amounts so allocated shall be used for the payment of any one or more types of bonus, incentive, commission or similar non-base salary compensation made pursuant to plans established by the various group or divisions of each Participating Subsidiary.

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6.   Determination and Approval of Awards.
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      6.1. Category I.  The appropriate business  executive, or the officer or
           ----------
committee designated in the plan, shall determine and approve awards and payments made pursuant to plans under this Category.

      6.2. Category II.  The  business executive, or the officer or committee
           -----------
determined under the plan, shall determine and approve awards and payments made pursuant to plans under this Category.

      6.3. Category III.  The determination and approval of awards under this
           ------------
Category shall be as set forth in Sections 6.3.1 through 6.3.5.

           6.3.1.  Determination of Performance Awards.   During the first
                   -----------------------------------
quarter of a Performance Year, the OCEO, Human Resources and the business executives will prepare a schedule indicating (i) the name of each Eligible Employee proposed for an award and (ii) his or her Performance Award for the previous Performance Year. In making a recommendation concerning whether an Performance Award for a Performance Year will be made to an Eligible Employee, and, if so, in determining the amount of such award, consideration shall be given to one or more of the following factors: (i) the level of responsibility of the Eligible Employee, (ii) the personal contribution to the Company and/or the Participating Subsidiary made by the Eligible Employee, (iii) the performance of the business group or unit in which the Eligible Employee works,
(iv) any minimum and average award guidelines established by Human Resources and
(v) market bonus levels for comparable positions. In making such recommendations, the OCEO, Human Resources and the business executives shall have discretion to allocate up to as much as all, and as little as none, of such pool to any Eligible Employee.

           6.3.2.  Approval of Awards. After all the steps contemplated in 6.3.1
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have been completed, the OCEO shall approve the schedule of Eligible Employees receiving awards and the amount of awards for each, except that (i) the Committee shall approve the amount of the awards, if any, for those senior executives of the Participating Subsidiaries so designated by it from time to time, and (ii) the Committee shall recommend to the Board of Directors for approval the amount of award, if any, for any senior officer who is also a director of the Company or such other officer or officers as the

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Committee may recommend and that the Board does so approve. Awards may be approved by the OCEO, the Committee and the Board of Directors for up to as many as all or as few as none of the persons listed on the schedule of Eligible Employees and awards shall be in such amounts as the OCEO, the Committee and the Board of Directors, respectively, approves.

         6.3.3.  Undistributed Amounts.  The aggregate awards approved in a
                 ---------------------
Performance Year may be less than all of the available PRO Pool for a Performance Year. The undistributed amount in such pool shall be reallocated to the general funds of the Company.

         6.3.4.  Announcement and Timing of Awards.  Awards shall be announced
                 ---------------------------------
in writing in the year following the Performance Year to which the awards relate promptly after the amount of the awards have been approved by the OCEO, the Committee or the Board of Directors, as the case may be. No Eligible Employee shall be entitled to any award under the Plan unless and until the date on which a written announcement of an award has been delivered to him or her or to his or her beneficiary.

         6.3.5.  Awards Available Under Special Circumstances.  Performance
                 --------------------------------------------
Awards may be made to an Eligible Employee (or his or her beneficiary in the event of his or her death during a Performance Period) if the employee is an Eligible Employee during a Performance Year and during that Performance Year:
(i) dies or becomes totally and permanently disabled; (ii) retires, including a qualified early retirement, pursuant to the provisions of any pension or retirement plan of the Company, BKB or any of the other Participating Subsidiaries in which he or she is a participant; (iii) is on a leave of absence from the Company, BKB or any of the other Participations Subsidiaries, which leave is approved at any time by Human Resources for purposes of the Plan; or
(iv) terminates service, which termination is approved at any time by Human Resources for purposes of the Plan. Under this provision, awards for the Performance Year may be made in such amounts as the OCEO, the Committee or the Board of Directors, as the case may be, deems appropriate under the circumstances.

     6.4.  Awards Upon a Change in Control.  Notwithstanding Section 6.3.4 or
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any other provision of the Plan, within 30 days following a Change in Control, the Company, or any successor (whether

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direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, shall pay to each employee who was, immediately prior to such Change in Control, an Eligible Employee, a lump sum amount, in cash, equal to the sum of:

     (a) any unpaid incentive compensation, awards or bonuses awarded to the Eligible Employee in accordance with the Company's then current award determination process under the Plan, with respect to the completed Performance Year preceding such Change in Control; and

     (b) a pro rata portion to the date of such Change in Control of the aggregate value of any unpaid incentive compensation, awards or bonuses allocated to, or projected for, the Eligible Employee in accordance with the Company's then current award determination process under the Plan, with respect to the Performance Year in which such Change in Control occurs.

7.   Modifications and Termination.
     -----------------------------

     7.1.      In General.  The Board of Directors may, generally upon the
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approval of the Committee and the recommendation of the OCEO, or the Committee may, generally upon the recommendation of the OCEO, amend, modify, suspend or terminate in whole or in part, and, if terminated, may reinstate, any or all of the provisions of the Plan from time to time or repeal the Plan entirely or direct the discontinuance of granting awards hereunder either temporarily or permanently. Notwithstanding the foregoing, no such amendment, modification, suspension or termination made after a Change in Control shall adversely affect, with respect to such Change in Control, the amounts payable as set forth in
Section 6.4 or any other obligation, under the Plan, of the Company or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company.

     7.2.      Effect on Previously Granted Awards.  Amendment of the Plan shall
               -----------------------------------
have

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no effect on the terms and conditions of awards outstanding for which a
Participant has received written notification for a Performance Year.

 8.  General Provisions.
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     8.1. Employment Rights.  Neither the qualification or designation of any
          -----------------
person as an Eligible Employee for a Performance Year nor the grant of an award hereunder to any person shall give such person any right to be retained in the employ of one or more of the Company, BKB or any of the other Participating Subsidiaries or any rights with respect to any other Award Years.

     8.2. Non-entitlement to an Award.  The fact that a person is in a salary
          ---------------------------
grade of officers generally eligible for an award shall not constitute entitlement to an award for any Performance Year.

     8.3. Assignment, Pledge, etc, Prohibited. Except to the extent otherwise
          -----------------------------------
specifically provided in the Plan, no payment of an award pursuant to the Plan, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, hypothecate, encumber or charge the same shall be void.

     8.4. Other Plans Not Prohibited.  The Plan is not intended to and shall not
          --------------------------
preclude the establishment or operation by the Company, BKB or any of the other Subsidiaries, or the grant, award or payment by the Company, BKB, or any of the other Subsidiaries of any right, benefit or amount under, any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, medical, life or other insurance, or other non-bonus benefit or incentive plan, arrangement or award for any employee or employees, whether or not such officer or officers are at the same time an Eligible Employee or Eligible Employees in the Plan. Any such plan, arrangement or award, other than the Plan, referred to in this section may be authorized and payments made thereunder independent of and in addition to the Plan.

     8.5. Awards Not Considered Salary.  Unless such other plans provide to the
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contrary, the amounts of awards under the Plan shall not be included in calculations of salary for the purpose of determining retirement or pension benefits, insurance benefits or other benefit plan computations.

     8.6. Governing Law.  The Plan and all actions taken hereunder shall be
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governed by the laws of the Commonwealth of Massachusetts.

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